Press  Release                                                                                                                                                                       For Immediate Release

GraphOn Contact: William Swain 1.800.GRAPHON www.graphon.com	Bright Lights Contact: Wendy Prabhu 1.512.215.4452 mdb@mercomcapital.com

GraphOn Corporation Receives MICO Award at

MDB Capital’s Bright Lights Conference 2011

GraphOn Recognized as One of The Most Promising IP Innovators of the Future

SANTA CRUZ, CA – May 11, 2011 – GraphOn Corporation (OTCBB: GOJO.OB), a leading worldwide developer of GO-Global application virtualization and Web-enabling solutions, today announced that it received the MICO Award presented by MDB Capital Group at the second annual Bright Lights Conference at the Le Meridien Hotel in New York City. The Bright Lights Conference is the only conference with an exclusive focus on publicly-traded companies possessing disruptive and market changing intellectual property, providing institutional investors with a venue to discover the largely unrecognized value of embedded IP.

“GraphOn stood out as one of the top five companies across all industries with the most potentially disruptive or market changing IP, and we are honored to recognize their achievements in driving IP as an asset class and the impact they are making in driving innovation in America,” commented MDB Capital Group CEO Christopher Marlett.

GraphOn was selected from MDB’s 2011 group of “Best and Brightest” small-cap companies, a group that is advancing some of today’s most innovative and market-leading intellectual property (IP) and advanced as one of the 40 public companies ranking in the 90th percentile for its respective technology leadership from more than 1,500 small-cap companies with granted U.S. patents, as rated by PatentVest, MDB’s proprietary IP business intelligence platform. GraphOn was recognized for having one of the most potentially disruptive or market changing IP.

“We are honored to have received the prestigious MICO Award,” said GraphOn Chairman and CEO Robert Dilworth. “We’re very pleased to see our GO-Global application virtualization technology being recognized for its innovation and market impact.”

About GraphOn Corporation
Founded in 1996, GraphOn Corporation is a publicly-traded company headquartered in Santa Cruz, California. The company is an innovator of cost-effective, advanced solutions that help customers access applications from anywhere. GraphOn’s high-performance software solutions provide fast remote access, cross-platform connectivity, and a centralized architecture that delivers a dramatically lower cost of ownership. The company’s GO-Global solutions can be used with Microsoft (MSFT) Windows, IBM AIX, Oracle (ORCL) Solaris, Hewlett-Packard (HPQ) HP-UX, Linux, Apple (AAPL) OS X, and other operating systems. For more information, call 1.800.GRAPHON in the USA, +44.1344.206549 in Europe, or visit www.graphon.com or www.facebook.com/graphon.

About MDB Capital Group
MDB Capital Group, LLC is an institutional research and investment banking firm focusing exclusively on small and micro-cap companies possessing market changing, disruptive intellectual property.  For more information on MDB Capital Group, visit www.mdb.com

About PatentVest
PatentVest is a proprietary intellectual property (IP) business intelligence platform developed by MDB Capital Group. PatentVest quantifies the appropriate valuation of IP and enables the emergence of IP as an investible asset class. For more information on PatentVest please visit www.patentvest.com

This press release contains statements that are forward looking as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These statements are based on current expectations that are subject to risks and uncertainties. Actual results will differ due to factors such as shifts in customer demand, product shipment schedules, product mix, competitive products and pricing, technological shifts and other variables. Readers are referred to GraphOn's most recent periodic and other reports filed with the Securities and Exchange Commission.

Past performance is not a guarantee of future results. MDB Capital Group, LLC expects to receive or intends to seek compensation for investment banking or other business relationships with the covered companies mentioned in this press release. For important disclosure information regarding the covered companies in this press release, please contact: The Director of Research at (310) 526-5000 or write to: MDB Capital Group, LLC, Attention: Director of Research, 401 Wilshire Blvd., Suite 1020, Santa Monica, CA 90401.

GraphOn and GO-Global are registered trademarks of GraphOn Corp. All other trademarks belong to their respective owners. PatentVest is a registered trademark of MDB Capital Group

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